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Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into to be effective as of July 31, 2003, between CARREKER CORPORATION, a Delaware corporation ("Borrower"), each of the banks or other lending institutions which is a signatory to this Amendment (collectively, "Lenders"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), individually as a Lender and Issuing Bank and as Administrative Agent (in such capacity, together with its successors and assigns, "Administrative Agent"), and COMERICA BANK as Syndication Agent.

R E C I T A L S

        A.    Borrower, Administrative Agent, Syndication Agent, and Lenders are parties to the Credit Agreement, dated June 6, 2001 (as renewed, extended, modified, and amended from time to time, the "Credit Agreement"), providing for a line of credit and a letter of credit facility to Borrower by the Lenders therein.

        B.    Borrower has requested an amendment to the Credit Agreement to, among other things, extend the Maturity Date, reduce the Maximum Commitment to $30,000,000, reset certain financial covenants, revise the pricing levels, amend the commitment fee provisions, and pledge the limited liability company interest of Carretek, LLC, a Delaware limited liability company, to Administrative Agent under the Security Agreement.

        C.    Borrower, the Administrative Agent, the Syndication Agent, and Required Lenders now desire to amend the Credit Agreement as requested by Borrower.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent, Syndication Agent, and Required Lenders agree as follows:

        1.     TERMS AND REFERENCES. Unless otherwise stated in this document (a) terms defined in the Credit Agreement have the same meanings when used in this document and (b) references to "Sections," "Schedules," and "Exhibits" are to the Credit Agreement's sections, schedules, and exhibits.

        2.     AMENDMENTS. The Credit Agreement is hereby amended as follows:

          (a)   The following definitions in Section 1.01 are entirely amended as follows

          "Applicable Margin" means:

          (i)    on any date of determination beginning July 31, 2003, through the date that a Compliance Certificate is delivered hereunder following the Fiscal Quarter ending July 31, 2003, 1.75% in the case of ABR Loans, and 3.25% in the case of Eurodollar Loans; and

          (ii)   on any date of determination occurring on and after the date that a Compliance Certificate has been delivered hereunder for the Fiscal Quarter ending July 31, 2003, the percentage per annum set forth in the table below for ABR Loans and Eurodollar Loans (as the case may be) that corresponds to the Leverage Ratio at such date of determination, as calculated on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to Section 6.01(c) hereof:

	APPLICABLE MARGIN (PER ANNUM)
LEVERAGE RATIO	ABR Loans	Eurodollar Loans
Greater than 1.50	2.25%	3.75%
Greater than 1.00 but less than or equal to 1.50	1.75%	3.25%
Less than or equal to 1.00	1.25%	2.75%

        "Fee Letter" means that certain Fee Letter, dated July 7, 2003, by and among Borrower, JPMorgan, and the Arranger, as such letter may be amended, supplemented, restated, or otherwise modified from time to time.

  "Maturity Date" means July 31, 2006.

  "Maximum Commitment" means $30,000,000.

          (b)   The following definition is added to Section 1.01, to read in its entirety as follows, and any reference in the Agreement to "Chase" shall hereafter be a reference to "JPMorgan":

        "JPMorgan" means JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its individual capacity as Lender, and not as Administrative Agent.

          (c)   The following definitions in Section 1.01 are deleted in their entirety:

    "Chase"

    "Increased Commitment"

    "Initial Commitment"

          (d)   The following definitions in Section 1.01 are partially amended as set forth below:

      (i)
      The last sentence of the definition of "Revolving Commitment" is amended to read in its entirety as follows:

        The maximum aggregate amount of the Lenders' Commitments is $30,000,000.

      (ii)
      Clause (a) of the definition of "Receivables" is supplemented by adding the following exclusion at the end as follows:

      , excluding, however, from the foregoing any amounts which have not been billed or invoiced by Borrower or any such Subsidiary,

          (e)   Section 2.01 is hereby amended by deleting subsection (b) thereof in its entirety, and removing the subsection designation from subsection (a) hereof.

          (f)    Section 2.09(a) is amended in its entirety to read as set forth below:

            (a)   The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including July 31, 2003 to but excluding the Revolving Commitment Termination Date. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September, and December of each year and on the Revolving Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

          (g)   Section 2.18(b) is amended by amending the last sentence thereof to read in its entirety as follows:

      A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), (a) Borrower has paid to Lender the fees required under Section 2.09 hereof, and (b) after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

          (h)   The last sentence of Section 6.06 is amended to read in its entirety as follows:

      The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, without limiting the generality of the foregoing, such visits, inspections, examinations and discussions may occur at least as frequently as annually.

          (h)   Section 6.08 is amended to read in its entirety as follows:

      Section 6.08 Use of Proceeds. The proceeds of the Loans will be used for Permitted Acquisitions, working capital and general corporate purposes of the Borrower and Subsidiaries in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including without limitation Regulations T, U and X.

          (i)    Section 7.04 is amended by amending subsection (e) thereof to read in its entirety as follows:

            (e)   Permitted Acquisitions, provided that the aggregate amount of consideration paid in whatever form (cash, securities, or other property) for all such Permitted Acquisitions does not exceed in the aggregate $10,000,000 during the term of this Agreement;

          (j)    Section 7.09 is amended to read in its entirety as follows:

      SECTION 7.09 Financial Covenants.

          (a)   Borrower will not permit the Interest Coverage Ratio to be less than (i) 2.00 to 1.00 for the Rolling Period ending July 31, 2003, and (ii) 3.00 to 1.00 for each Rolling Period thereafter.

          (b)   The Borrower will not permit the Leverage Ratio to be greater than 2.00 to 1.00 for any Rolling Period:

          (c)   The Borrower will not permit the ratio of (i) the sum of 80% of Receivables of Borrower and its consolidated Subsidiaries plus cash of Borrower and its consolidated Subsidiaries plus short term investments of Borrower and its consolidated Subsidiaries, on a consolidated basis, divided by (ii) Funded Debt of Borrower and its consolidated Subsidiaries on a consolidated basis, to be less than 1.30 at any time.

          (k)   A new Schedule 2.01 is added in the form of the attached Schedule 2.01.

3.     AMENDMENT OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS; COVENANTS.

          (a)   All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.

          (b)   Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

          (c)   In accordance with Section 6.06 of the Credit Agreement and in response to a request by Administrative Agent, Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to conduct the visits, inspections, examinations and discussions provided in such section, and that such the visits, inspections, examinations and discussions may commence at any time within ninety (90) days of the date of this Amendment.

          (d)   Within thirty (30) days following the date of this Amendment, Borrower shall furnish Administrative Agent with a good standing certificate from the State of Georgia.

        4.     CONDITIONS PRECEDENT. Notwithstanding any contrary provision herein, the amendments described in Paragraph 2 above are not effective unless and until:

          (a)   the representations and warranties in this Amendment, the Credit Agreement, and all other Loan Documents are true and correct in all material respects, and no Default shall have occurred and be continuing;

          (b)   Administrative Agent shall have received counterparts of this Amendment executed by Borrower and all Lenders on the signature page or pages of this document;

          (c)   Administrative Agent shall have received from the Borrower a Note payable to the order of each Lender requesting same in accordance with Section 2.07(e), each in the amount of such Lender's Commitment, signed on behalf of the Borrower;

          (d)   Administrative Agent shall have received a Consent of Guarantor, in the form attached to this Amendment, executed by Carreker Check Solutions LLC;

          (e)   Administrative Agent shall have received a First Amendment to Security Agreement, in substantially the form of Exhibit A attached hereto, signed by Borrower;

          (f)    Administrative Agent shall have received a Collateral Assignment of Limited Liability company Interest in Carretek, LLC, in substantially the form of Exhibit B attached hereto, signed by Borrower.

          (g)   Administrative Agent shall have received Uniform Commercial Code financing statements and other security and Collateral Documents as are listed on Schedule 5.01(e) attached hereto;

          (h)   The Administrative Agent shall have received a favorable written opinion (addressed to each of Administrative Agent and the Lenders, and dated the Effective Date) of Locke Liddell & Sapp LLP, counsel for the Borrower and the Subsidiaries, other than Non-Operating Subsidiaries, in substantially the form of Exhibit "F-1" to the Agreement, with appropriate completions, in form and substance satisfactory to the Administrative Agent, and covering the matters set forth therein and such other matters relating to the Borrower, the Subsidiaries, other than Non-Operating Subsidiaries, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent or Required Lenders shall reasonably request;

          (i)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and its Subsidiaries, other than Non-Operating Subsidiaries, the authorization of the Transactions, and any other legal matters relating to the Borrower, its Subsidiaries, other than Non-Operating Subsidiaries, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel;

          (j)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02;

          (k)   The Administrative Agent, the Arranger and the Lenders shall have received all fees and amounts due and payable pursuant to: (i) the Commitment Letter dated on or about July 7, 2003, executed among Administrative Agent, JPMorgan Securities Inc. and Borrower; (ii) the Fee Letter, (iii) this Agreement; or (iv) any other Loan Document on or prior to the Effective Date, including, to the extent invoiced, reasonable fees and expenses of Administrative Agent's counsel, and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document;

          (l)    The Administrative Agent and its counsel shall have received reports of uniform commercial code and other searches regarding financing statements and lien filings of record in appropriate jurisdictions with respect to the assets or property of Borrower and its Subsidiaries, as well as all other information, approvals, documents or instruments as the Administrative Agent or its counsel may reasonably request;

          (m)  Administrative Agent and its counsel shall have received such legal opinions or other assurances from local counsel as they deem necessary to confirm the continuing validity and enforceability of the security interest and pledge of shares of Foreign Subsidiaries and the existence and good standing of the Foreign Subsidiaries in Canada, Australia, and England; and

          (n)   All documents executed or submitted pursuant to this Section 4 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          5.     RATIFICATIONS. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to the Administrative Agent for the benefit of the Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.

          6.     REPRESENTATIONS. Borrower represents and warrants to the Administrative Agent and Lenders that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by Borrower; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or other similar laws affecting creditors' rights generally, and general principles of equity; (d) the execution, delivery, and performance by Borrower of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of its certificate of incorporation, bylaws, or order of any Governmental Authority, or material agreements to which Borrower is a party or by which Borrower is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) both before and after giving effect to this Amendment, no Default exists.

          7.     MISCELLANEOUS. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be construed, and its performance enforced, under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

          8.     ENTIRETIES. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

Signature Page to Fourth Amendment to Credit Agreement,
Dated as of July 31, 2003
amending Credit Agreement, dated June 6, 2001,
by and among Carreker Corporation, as Borrower,
J.P. Morgan Chase Bank, as Administrative Agent,
and the Lenders named on Schedule 2.01 thereto

CARREKER CORPORATION
By:	/s/ JOHN D. CARREKER, JR. John D. Carreker, Jr. Chief Executive Officer
JPMORGAN CHASE BANK, individually as a Lender and Issuing Bank and as Administrative Agent
By:	/s/ CHAD SMITH Chad Smith Vice President

Signature Page to Fourth Amendment to Credit Agreement,
Dated as of July 31, 2003
amending Credit Agreement, dated June 6, 2001,
by and among Carreker Corporation, as Borrower,
J.P. Morgan Chase Bank, as Administrative Agent,
and the Lenders named on Schedule 2.01 thereto

COMPASS BANK.
By:	/s/ R. BRUCE FREY Name: R. Bruce Frey Title: Vice President
COMERICA BANK
By:	/s/ DAVID WHITING Name: David Whiting Title: Vice President

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  Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
R E C I T A L S
Signature Page to Fourth Amendment to Credit Agreement, Dated as of July 31, 2003 amending Credit Agreement, dated June 6, 2001, by and among Carreker Corporation, as Borrower, J.P. Morgan Chase Bank, as Administrative Agent, and the Lenders named on Schedule 2.01 thereto
Signature Page to Fourth Amendment to Credit Agreement, Dated as of July 31, 2003 amending Credit Agreement, dated June 6, 2001, by and among Carreker Corporation, as Borrower, J.P. Morgan Chase Bank, as Administrative Agent, and the Lenders named on Schedule 2.01 thereto